EXHIBIT 24

                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Tupperware Corporation, a Delaware corporation, (the "Corporation"), hereby constitutes and appoints Thomas M. Roehlk and Charles L. Dunlap, true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K of the Corporation for its fiscal year ended December 26, 1998, and any and all amendments thereto, and to file or cause to be filed the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand and seal this 4th day of March, 1999.


                                  Rita Bornstein

                                  Ruth M. Davis

                                  Lloyd C. Elam

                                  Clifford J. Grum

                                  Betsy D. Holden

                                  Joe R. Lee

                                  Bob Marbut

                                  Angel R. Martinez

                                  David R. Parker

                                  Robert M. Price

                                  Joyce M. Roche